Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 16, 1998, with respect to the consolidated financial statements of The Kinetics Group, Inc. in the Registration Statement (Form S-8) of United States Filter Corporation pertaining to The KSI Group, Inc. 1996 Key Employee Stock Option Plan, The Kinetics Group, Inc. 1997 Stock Option Plan and Option Agreements dated July 1, 1995.



                                                          /s/ Ernst & Young LLP

Walnut Creek, California
February 4, 1998